As filed with the Securities and Exchange Commission on June 1, 2018

Registration No. 333-18421

Registration No. 333-53748

Registration No. 333-74290

Registration No. 333-135543

Registration No. 333-139353

Registration No. 333-151795

Registration No. 333-151796

Registration No. 333-167940

Registration No. 333-182431

Registration No. 333-182432

Registration No. 333-196416

Registration No. 333-196417

Registration No. 333-218405

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-182432

FORM S-8 REGISTRATION STATEMENT NO. 333-196416

FORM S-8 REGISTRATION STATEMENT NO. 333-196417

FORM S-8 REGISTRATION STATEMENT NO. 333-218405

FORM S-8 REGISTRATION STATEMENT NO. 333-167940

FORM S-8 REGISTRATION STATEMENT NO. 333-182431

UNDER THE SECURITIES ACT OF 1933

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-18421

FORM S-8 REGISTRATION STATEMENT NO. 333-53748

FORM S-8 REGISTRATION STATEMENT NO. 333-74290

FORM S-8 REGISTRATION STATEMENT NO. 333-135543

FORM S-8 REGISTRATION STATEMENT NO. 333-139353

FORM S-8 REGISTRATION STATEMENT NO. 333-151795

FORM S-8 REGISTRATION STATEMENT NO. 333-151796

UNDER THE SECURITIES ACT OF 1933

Willbros Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	30-0513-080
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4400 Post Oak Parkway

Suite 1000

Houston, TX 77027

Telephone No.: 713-403-8000

(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

David King

President

Willbros Group, Inc.

4400 Post Oak Parkway, Suite 1000

Houston, TX 77027

(713) 403-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging Growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) filed by Willbros Group, Inc. (the “Company”), deregister all shares of common stock and preferred share purchase rights (the “Securities”) remaining unsold on the following Registration Statements on Form S-8 (each a “Registration Statement” and collectively the “Registration Statements”) filed by the Company with the Securities and Exchange Commission:

•                  Registration Statement No. 333-18421, filed on December 20, 1996 (and amended on March 6, 2009) registering Common Stock.

•                  Registration Statement No. 333-53748, filed on January 16, 2001 (and amended on March 6, 2009) registering Common Stock.

•                  Registration Statement No. 333-74290, filed on November 30, 2001 (and amended on March 6, 2009) registering Common Stock.

•                  Registration Statement No. 333-135543, filed on June 30, 2006 (and amended on March 6, 2009) registering Common Stock and Preferred Share Purchase Rights.

•                  Registration Statement No. 333-139353, filed on December 14, 2006 (and amended on March 6, 2009) registering Common Stock and Preferred Share Purchase Rights.

•                  Registration Statement No. 333-151795, filed on June 20, 2008 (and amended on March 6, 2009) registering Common Stock and Preferred Share Purchase Rights.

•                  Registration Statement No. 333-151796, filed on June 20, 2008 (and amended on March 6, 2009) registering Common Stock and Preferred Share Purchase Rights.

•                  Registration Statement No. 333-167940, filed on July 1, 2010 registering Common Stock.

•                  Registration Statement No. 333-182431, filed on June 29, 2012 registering Common Stock.

•                  Registration Statement No. 333-182432, filed on June 29, 2012 registering Common Stock.

•                  Registration Statement No. 333-196416, filed on May 30, 2014 registering Common Stock.

•                  Registration Statement No. 333-196417, filed on May 30, 2014 registering Common Stock.

•                  Registration Statement No. 333-218405, filed on June 1, 2017 registering Common Stock.

As previously disclosed, on the Company’s form 8-K filed March 28, 2018, the Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Primoris Services Corporation, a Delaware corporation, and Waco Acquisition Vehicle, Inc., a Delaware corporation and a wholly-owned subsidiary of Primoris. In accordance with the Merger Agreement, the Company has terminated all offerings of Securities pursuant to the Registration Statements.

In accordance with the undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the Securities that had been registered for issuance that remain unsold at the termination of such offering, the Company hereby removes from registration all of such Securities registered but unsold under the Registration Statements.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 1st day of June, 2018.

Willbros Group, Inc.

By:	/s/ Peter J. Moerbeek
Peter J. Moerbeek
Vice President and Treasurer

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